Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2020

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2020.

Revenues from Operations for the three months ended July 31, 2020 were $4,328,297 compared to revenues of $5,381,346 in the comparable 2019 three-month period, while revenues from Operations for the twelve months ended July 31, 2020 were $19,531,846 compared to revenues from Operations of $21,139,795 in the comparable 2019 twelve-month period.

Net loss for the three months ended July 31, 2020 was ($392,245), or ($.20) per share, compared to net income of $644,100, or $.32 per share, in the comparable 2019 three-month period.

Net loss for the twelve months ended July 31, 2020 was ($906,005), or ($.45) per share, compared to net income of $1,514,801, or $.75 per share, in the comparable 2019 twelve-month period.

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Dated: October 7, 2020